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                                                                     EXHIBIT 5.1

                    [HIGHAM, MCCONNELL & DUNNING LETTERHEAD]




                                 October 9, 1996




NORRIS COMMUNICATIONS, INC.
12725 Stowe Drive
Poway, California 92064



Gentlemen:

         We have examined the Registration Statement on Form S-8 (the "Registration Statement") filed by Norris Communications, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission on October 9, 1996 in connection with the registration under the Securities Act of 1933, as amended, of 200,000 shares of Common Stock, $.001 par value per share, of the Company (the "Shares"), Warrants for the purchase of 150,000 shares of Common Stock (the "Warrants") and 150,000 shares of Common Stock issuable upon the exercise of the Warrants (the "Warrant Shares"), which the Company has agreed to issue pursuant to the Company's Consultant Stock Bonus Plan (the "Plan").

         We have examined the proceedings heretofore taken and are familiar with the additional proceedings proposed to be taken by the Company in connection with the authorization and issuance of the Shares, the Warrants and the Warrant Shares pursuant to the Plan as set forth in the Plan.

         Based upon such examination and subject to compliance with applicable state securities and "blue sky" laws, it is our opinion that:

         1. The Shares and the Warrant Shares, when issued pursuant to the provisions of the Plan, will constitute legally issued and outstanding shares of the Company's Common Stock, fully paid and nonassessable.

         2. The Warrants, when issued pursuant to the provisions of the Plan, will be legally issued, fully paid and nonassessable.



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NORRIS COMMUNICATIONS, INC.
October 9, 1996
Page 2



         We consent to the use of this opinion as an exhibit to the Registration Statement.

                                                Very truly yours,



                                                HIGHAM, MCCONNELL & DUNNING

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Enclosures